Exhibit 32

I, Arie Hinkis, President and Chief Financial Officer of Voice Diary Inc, certify that this quarterly report on Form 10QSB of Voice Diary Inc. and the financial statements contained herein fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the company.

Dated: August 15, 2006

/s/ Arie Hinkis
Arie Hinkis
President and Chief Financial Officer